EXHIBIT 10.1

VOTING AND SUPPORT AGREEMENT

THIS VOTING AND SUPPORT AGREEMENT, dated as of November [_], 2019 (this “Agreement”), is made by and between KEMET Corporation, a Delaware corporation (the “Company”), and the undersigned, a stockholder (the “Stockholder”) of Yageo Corporation, a corporation organized under the Laws of the Republic of China (“Parent”).

W I T N E S S E T H:

WHEREAS, the Company, Parent and Sky Merger Sub Inc., a Delaware corporation and a wholly owned Subsidiary of Parent, are parties to an Agreement and Plan of Merger, dated as of the date hereof (as it may be amended, supplemented, restated or modified from time to time, the “Merger Agreement”);

WHEREAS, as of the date of this Agreement, the Stockholder is the beneficial owner of [_] shares of common stock, par value 10 NT$ per share, of Parent (“Parent Common Stock”) (such shares of Parent Common Stock, the Stockholder’s “Existing Shares” and such Existing Shares, together with any additional capital stock of the Parent owned or acquired by the Stockholder on or after the date hereof, the “Stockholder Shares”);

WHEREAS, as an inducement and condition to the Company’s willingness to enter into the Merger Agreement and cause the Merger to be consummated, the Stockholder is entering into this Agreement with the Company; and

WHEREAS, the board of directors of Parent has adopted the Merger Agreement and approved the consummation of the transactions contemplated thereby understanding that the execution and delivery of this Agreement by the Stockholder is a material inducement and condition to the Company’s willingness to enter into the Merger Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.             Agreements of the Stockholder.

(a)            Voting. From the date hereof until any termination of this Agreement in accordance with its terms, and without in any way limiting the Stockholder’s right to vote the Stockholder Shares in its sole discretion on any other matters that may be submitted to a Stockholder vote or other approval, at any meeting of Parent’s stockholders (if required to be held by applicable Law) however called or any adjournment or postponement thereof, the Stockholder shall vote (or cause or direct to be voted) all outstanding Stockholder Shares, at the Parent Stockholders’ Meeting (if the Parent Stockholders’ Meeting is required to be held by applicable Law) and at any adjournment or postponement thereof, at which the Merger Agreement is submitted for the consideration and vote of the stockholders of Parent: (i) in favor of the Merger Agreement and the transactions contemplated under the Merger Agreement and (ii) against any action, proposal, agreement or transaction that would reasonably be expected to impede, interfere with, delay or postpone the Merger.

(b)            Restriction on Transfer; Non-Interference; etc. From the date hereof until any termination of this Agreement in accordance with its terms, the Stockholder shall not, directly or indirectly, without the prior written consent of the Company, (i) offer for sale, sell, transfer, tender in any tender or exchange offer, give, pledge, grant, encumber, assign or otherwise dispose of (by merger, testamentary disposition, operation of Law or otherwise) (collectively, “Transfer”), or enter into any contract, option or other arrangement or understanding with respect to the Transfer of, any Stockholder Shares (or any right, title or interest thereto or therein), (ii) deposit any Stockholder Shares into a voting trust or grant any proxies or enter into a voting agreement, power of attorney or voting trust with respect to any Stockholder Shares (except to the extent otherwise permitted by this Agreement) or (iii) take, or agree to take, any action that would have the effect of preventing or delaying the Stockholder from performing any of its obligations under this Agreement, including by agreeing (whether or not in writing) to take any of the actions referred to in the foregoing clauses (i) or (ii) of this Section 1(b); provided, however, that the foregoing restrictions on Transfer will not be applicable to any Transfer of Stockholder Shares to an Affiliate of Stockholder so long as such Affiliate executes an instrument assuming all the rights, benefits and obligations of Stockholder hereunder.

(c)            Information for Proxy Statement. The Stockholder consents to the Company publishing and disclosing in any filing to the extent required under applicable Law, including the filings contemplated by the Merger Agreement, the Stockholder’s identity and ownership of Parent Common Stock or other equity interests of Parent, and the nature of the Stockholder’s commitments, arrangements and understandings under this Agreement; provided that the Company shall have consulted with the Stockholder with respect to such disclosure and shall accept any reasonable comments provided by the Stockholder or his or her counsel with respect to such disclosure prior to making such disclosure.

(d)            Acquisition of Additional Shares. During the term of this Agreement, the Stockholder shall notify the Company promptly in writing of the direct or indirect acquisition of record or beneficial ownership of additional shares of Parent Common Stock after the date of this Agreement, if any, all of which shall be considered Stockholder Shares and be subject to the terms of this Agreement as though owned by the Stockholder on the date of this Agreement.

2.             Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to the Company as follows:

(a)            Authority. The Stockholder has full capacity, power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement. This Agreement has been duly executed and delivered by the Stockholder and, assuming due and valid authorization, execution and delivery hereof by the Company, constitutes a valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws affecting creditors’ rights generally, and general principles of equity).

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(b)            Consents and Approvals; No Violations. Other than filings under the Exchange Act and the securities laws of the Republic of China, and other than such as, if not made, obtained or given, would not reasonably be expected to prevent or delay the performance by the Stockholder of any of his or her obligations under this Agreement, no consents, approvals, clearances, licenses, permits, orders or authorizations of, or registrations, declarations or filings with, or notices to, any Governmental Authority or any other Person or entity, is required to be obtained or made by or with respect to the Stockholder in connection with the execution and delivery of this Agreement by the Stockholder. The execution, delivery and performance of this Agreement by the Stockholder does not, and the consummation by the Stockholder of the transactions contemplated hereby will not, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, modification or acceleration) (whether after the giving of notice or the passage of time or both) under any contract, agreement, arrangement or commitment to which the Stockholder is a party or which is binding on it or its assets and will not result in the creation of any Lien on any of the assets or properties of the Stockholder (other than the Stockholder Shares), except for such violations, breaches, defaults, terminations, cancellations, modifications, accelerations or Liens as would not reasonably be expected to prevent the performance by the Stockholder of any of its obligations under this Agreement. There is no suit, action or proceeding pending against the Stockholder or, to the knowledge of the Stockholder, any other person or, to the knowledge of the Stockholder, threatened in writing against the Stockholder or any other person seeking to prevent, hinder, modify, delay or challenge the performance by the Stockholder of its obligations under this Agreement.

(c)            Ownership of Stockholder Shares. As of the date of this Agreement, the Stockholder legally owns all of the Existing Shares, free and clear of all Liens except for ordinary restrictions on transfer imposed by applicable securities laws and Permitted Liens (including any restriction on the right to vote or otherwise dispose of the Existing Shares). Without limiting the foregoing, as of the date hereof, except for restrictions in favor of the Company pursuant to this Agreement, (i) the Stockholder has sole voting power and sole power of disposition with respect to all Existing Shares, with no restrictions on the Stockholder’s rights of voting or disposition pertaining thereto (except as provided in this Section 2(c)) and (ii) no person other than the Stockholder has any right to direct or approve the voting or disposition of any Existing Shares. The Existing Shares constitute all of the shares of Parent Common Stock owned of record by the Stockholder as of the date hereof.

3.             Termination. This Agreement shall terminate, and no party hereunder will have any further obligation to the other parties hereto upon and following such valid termination, on the first to occur of (a) the approval of the Merger Agreement and the transactions contemplated thereunder by stockholders of Parent at the Parent Stockholders’ Meeting (if the Parent Stockholders’ Meeting is required to be held by applicable Law); (b) the termination of the Merger Agreement in accordance with its terms; and (c) the Effective Time. Notwithstanding the foregoing, (i) nothing herein shall relieve any party from liability for any knowing and intentional breach of this Agreement occurring prior to such termination and (ii) the provisions of this Section 3 and Section 4 of this Agreement shall survive any termination of this Agreement.

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4.             Miscellaneous.

(a)            Fiduciary Duties. The Stockholder is entering into this Agreement solely in its capacity as the record owner of the Stockholder Shares. Notwithstanding anything to the contrary herein, nothing herein shall limit or affect any actions taken by the Stockholder or its Representatives and Affiliates in their capacity as directors or officers of the Company, and none of such actions taken shall be deemed to constitute a breach of this Agreement by the Stockholder.

(b)            Expenses. All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

(c)            Entire Agreement; No Third Party Beneficiaries. This Agreement (including the exhibits, annexes and appendices hereto) constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement is not intended to and shall not confer upon any person other than the parties hereto any rights or remedies hereunder.

(d)            Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective permitted successors and assigns. Any attempted assignment in violation of this Section 4(d) shall be null and void.

(e)            Amendments; Waiver. This Agreement may not be amended or supplemented, except by an instrument in writing signed by each of the parties hereto. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

(f)             Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, illegal, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon such determination that any term or other provision is invalid, void, illegal, unenforceable or against its regulatory policy, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

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(g)           Counterparts. This Agreement may be executed in multiple counterparts, all of which shall together be considered one and the same agreement. Delivery of an executed signature page to this Agreement by electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

(h)            Interpretation. The words “hereof,” “herein,” “hereby,” “hereunder” and “herewith” and words of similar import shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to articles, sections, clauses, paragraphs, exhibits, annexes and schedules are to the articles, sections, clauses and paragraphs of, and exhibits, annexes and schedules to, this Agreement, unless otherwise specified, and the table of contents and headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the phrase “without limitation.” Words describing the singular number shall be deemed to include the plural and vice versa, words denoting any gender shall be deemed to include all genders, words denoting natural persons shall be deemed to include business entities and vice versa, and references to a Person are also to its permitted successors and assigns. References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder (provided that for purposes of any representations and warranties contained in this Agreement that are made as of a specific date or dates, references to any statute shall be deemed to refer to such statute, as amended, and to any rules or regulations promulgated thereunder, in each case, as of such date or dates). Terms defined in the text of this Agreement have such meaning throughout this Agreement, unless otherwise indicated in this Agreement. Any Law defined or referred to herein or in any agreement or instrument that is referred to herein means such Law as from time to time amended, modified or supplemented, including (in the case of statutes) by succession of comparable successor Laws (provided that for purposes of any representations and warranties contained in this Agreement that are made as of a specific date or dates, references to any statute shall be deemed to refer to such statute, as amended, and to any rules or regulations promulgated thereunder, in each case, as of such date or dates). The English language version of this Agreement shall govern all questions of interpretation relating to this Agreement, notwithstanding that this Agreement may have been translated into, and executed in, other languages.

(i)             Notices. All notices, consents and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by hand delivery, by prepaid overnight courier (providing written proof of delivery) or by confirmed electronic mail, addressed as follows:

if to the Company, to:

KEMET Corporation
KEMET Tower
One East Broward Boulevard, 2nd Floor
Fort Lauderdale, Florida 33301
Phone:             (954) 766-2817
Email:              JamieAssaf@kemet.com
Attention:        General Counsel

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with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
4 Times Square
New York, New York 10036
Phone:               (212) 735-3000
Email:                Richard.Grossman@skadden.com
                          Christopher.Barlow@skadden.com
Attention:          Richard J. Grossman, Esq.
                          Christopher M. Barlow, Esq.

if to the Stockholder, to:

Yageo Corporation
Yageo Corporation Headquarters

3F, 233-1, Baoqio Rd.,
Xindian Dist, New Taipei City
23145, Taiwan
Phone:               +886 2 6629 9999
Email:                jesse.chen@yageo.com
Attention:          Law and IP Department Manager

with a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017
Phone:               (212) 455-3733
Email:                MHolick@stblaw.com
Attention:          Michael T. Holick, Esq.

or to such other address or electronic mail address for a party as shall be specified in a notice given in accordance with this Section 4(i); provided that any notice received by electronic mail or otherwise at the addressee’s location on any Business Day after 5:00 p.m. (addressee’s local time) or on any day that is not a Business Day shall be deemed to have been received at 9:00 a.m. (addressee’s local time) on the next Business Day; provided, further, that notice of any change to the address or any of the other details specified in or pursuant to this Section 4(i) shall not be deemed to have been received until, and shall be deemed to have been received upon, the later of the date specified in such notice or the date that is five (5) Business Days after such notice would otherwise be deemed to have been received pursuant to this Section 4(i).

(j)             Drafting. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

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(k)            Governing Law. This Agreement and all actions, proceedings or counterclaims (whether based on contract, tort or otherwise) arising out of or relating to this Agreement, or the actions of the Stockholder or the Company in the negotiation, administration, performance and enforcement thereof, shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice or conflict of laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

(l)             Specific Performance. The parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties hereto do not perform the provisions of this Agreement (including failing to take such actions as are required of it hereunder to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. Accordingly, the parties hereto acknowledge and agree that the parties hereto shall be entitled to seek an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereto agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. Any party seeking an injunction or injunctions or any other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to show proof of actual damages or provide any bond or other security in connection with any such order or injunction.

(m)           Consent to Jurisdiction

(i)             Each of the parties hereto hereby (i) expressly and irrevocably submits to the exclusive personal jurisdiction of the Delaware Court of Chancery, any other court of the State of Delaware or any federal court sitting in the State of Delaware in connection with any dispute arising out of or relating to this Agreement or the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the Delaware Court of Chancery, any other court of the State of Delaware or any federal court sitting in the State of Delaware, (iv) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or other proceeding arising out of or relating to this Agreement or the transactions contemplated by this Agreement, and (v) consents to the entry of any final judgment, order or decree issued by any court in the state of Delaware, whether for monetary damages, injunctive or equitable relief or otherwise (a “Delaware Judgment”), in any foreign court or tribunal, including the courts of the Republic of China, and hereby waives any opposition to the enforcement of any Delaware Judgment in any such foreign court or tribunal. Each of the Stockholder and the Company agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

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(ii)              Each party hereto irrevocably consents to the service of process outside the territorial jurisdiction of the courts referred to in Section 4(m)(i), including in the Republic of China or any other jurisdiction outside the United States, in any suit, action or other proceeding arising out of or relating to this Agreement or the transactions contemplated by this Agreement by mailing copies thereof by registered or certified mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to Section 4(i). However, the foregoing shall not limit the right of a party to effect service of process on the other party by any other legally available method.

(n)            WAIVER OF JURY TRIAL. EACH OF THE STOCKHOLDER AND THE COMPANY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF THE STOCKHOLDER OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF (INCLUDING THE DEBT FINANCING).

(o)            No Ownership Interest. All rights, ownership and economic benefits of and relating to the Stockholder Shares shall remain vested in and belong to the Stockholder, and the Company will not have any authority to exercise any power or authority to direct the Stockholder in the voting of any Stockholder Shares, except as otherwise specifically provided herein.

(p)            No Agreement Until Executed. Irrespective of negotiations among the parties of drafts of this Agreement, this Agreement shall not constitute or be deemed to be evidence of a Contract between the parties hereto unless and until this Agreement and the Merger Agreement is executed by all parties hereto.

(q)            Definitions. Capitalized or other terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement to the extent so defined.

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IN WITNESS WHEREOF, each party has duly executed this Agreement as of the date first written above.

KEMET Corporation

By:
Name:
Title:

[Signature Page to Voting and Support Agreement]

[STOCKHOLDER]

By:
Name:

[Signature Page to Voting and Support Agreement]